                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)



                COLORADO                               84-1087703
         (State of incorporation                    (I.R.S. Employer
            or organization)                       Identification No.)


                400 EAST ANDERSON LANE, AUSTIN, TEXAS 78714-0167
          (Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                                     Name of each exchange on which
         to be so registered                                     each class is to be registered
         -------------------                                     ------------------------------
         Class A Common Stock, no par value                      New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  NONE




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Item 1.  Description of Registrant's Securities to be Registered.

         The shares of Class A Common Stock, no par value, of Citizens, Inc. (the "Company") are registered hereby.

         Reference is made to the description of terms of the Class A Common Stock, prepared in compliance with Item 202 of Regulation S-K, set forth beneath the caption "Comparison of Rights of Securityholders" in the registration statement filed with the Securities and Exchange Commission on July 1, 1992 on Form S-4 (SEC Registration No. 33-47531). Such description is incorporated herein by reference thereto.

Item 2.  Exhibits.

         The following is a complete list of Exhibits filed as part of this Registration Statement:

Exhibit
Number
-------
1.1     Specimen certificate for shares of Class A Common Stock, no par value, of the Company.*

2.1     Amended and Restated Articles of Incorporation of the Company.*

2.2     Bylaws of the Company.*

------------
* Filed with the initial Form 8-A on July 19, 2002.



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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Pre-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              CITIZENS, INC.



Date: July 25, 2002                           By /s/ Mark A. Oliver
                                                 -------------------------------
                                                 Mark A. Oliver, President









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